Exhibit 99.5

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the Registration Statement, including in the section “Management,” filed by New Fortress Energy LLC on Form S-1 and each related Prospectus and each further amendments or supplements thereto.

Dated: December 21, 2018	/s/ Desmond Iain Catterall
Name: Desmond Iain Catterall